Exhibit 10.2

AMENDED AND RESTATED OPERATING AGREEMENT
by and among
SPEEDHAUL HOLDINGS, INC.
GOLD HORSE INTERNATIONAL, INC.
GLOBAL RISE INTERNATIONAL LIMITED
INNER MONGOLIA JIN MA CONSTRUCTION COMPANY LIMITED (“IMJM CONSTRUCTION”)
and
SHAREHOLDERS OF IMJM CONSTRUCTION
(English Translation)

This Amended and Restated Operating Agreement (this “Agreement”) is dated June 29, 2007, and is entered into in Hohhot, China by and among Speedhaul Holdings, Inc. (OTCBB: SPEH) (“Speedhaul”), Gold Horse International, Inc, a company incorporated under the laws of the State of Nevada, the United States, (“Gold Horse”), Global Rise International Limited, a limited liability company organized under the laws of the Cayman Islands and wholly-owned subsidiary of Gold Horse (“Global Rise”) and Inner Mongolia Jin Ma Construction Company Limited, a limited liability company organized under the laws of the PRC (“IMJM Construction”), and shareholders holding 100% outstanding shares of IMJM Construction (the “Shareholders of IMJM Construction”). The parties to this Agreement are referred to collectively herein as the “Parties.”

RECITALS

A.           Speedhaul is a public reporting corporation incorporated under the laws of the State of New Jersey, the United States.
B.           Gold Horse is a Nevada corporation and wholly-owned subsidiary of Speedhaul, pursuant to a share exchange agreement under which the shareholders of Gold Horse and their assignees acquired 97% of the issued and outstanding shares of Speedhaul (the “Transaction”).

C.           Global Rise is a wholly owned subsidiary of Gold Horse.
D.           IMJM Construction is a company incorporated in Inner Mongolia, China, and is engaged in the building and construction business (the “Business”);
E.           The undersigned Shareholders of IMJM Construction collectively own over 100% of the equity interests of IMJM Construction.
F.           Gold Horse and IMJM Construction were previously parties to an Operating Agreement dated August 31, 2006.
G.           In connection with the Transaction, the parties wish to amend and restate the August 31, 2006 operating agreement, which shall be amended and restated in its entirety in the form of this Agreement.
H.           The Parties are entering into this Amended and Restated Operating Agreement to define and set forth the business relationship among Speedhaul, Gold Horse, Global Rise, and IMJM Construction, relating to IMJM Construction’s operations.

NOW THEREFORE, all parties of this Agreement hereby mutually agree as follows:

1.
Global Rise agrees, subject to the satisfaction of the relevant provisions by IMJM Construction herein, as the guarantor for IMJM Construction in the contracts, agreements or transactions in connection with IMJM Construction’s operation between IMJM Construction and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by IMJM Construction.  IMJM Construction agrees, as a counter-guarantee, to pledge all of its assets, including accounts receivable, to Global Rise.  According to the aforesaid guarantee, Global Rise wishes to enter into written guarantee agreements with IMJM Construction’s counter parties thereof to assume liability as the guarantor when and if needed; therefore, IMJM Construction and Shareholders of IMJM Construction shall take all necessary actions (including but not limited to executing and delivering relevant documents and filing of relevant registrations) to carry out the arrangement of counter-guarantee to Global Rise.

2.
In consideration of the requirement of Article 1 herein and assuring the performance of the Services Agreement between Global Rise and IMJM Construction and the payment of the payables accounts by IMJM Construction to Global Rise, IMJM Construction together with the Shareholders of IMJM Construction hereby jointly and severally agree that IMJM Construction shall not conduct any transaction which may materially affects the assets, obligations, rights or the operations of IMJM Construction (excluding the business contracts, agreements, sell or purchase assets during IMJM Construction’s regular operation and the lien obtained by relevant counter parties due to such agreements) without prior written consent of Global Rise, including but not limited to the following:

2.1	To borrow money from any third party or assume any debt;

2.2
To sell, license, transfer, or acquire from or to any third party any asset or right, including but not limited to any plant, equipment, real property or personal property, or any intellectual property right;

2.3	To provide any guarantees to any third parties using its assets or intellectual property rights or to provide any guaranty for any third party obligations;

2.4	To assign to any third party any agreements related to the Business.

2.5	To engage in any other business consulting agreements with any third party or to engage in any other business activities other than the Business.

3.
In order to ensure the performance of the Services Agreement between Global Rise and IMJM Construction and the payment of the various payables by IMJM Construction to Global Rise, IMJM Construction together with the Shareholders of IMJM Construction hereby jointly and severally agree to accept, from time to time, operation guidance set by Global Rise on, including but not limited to, business and marketing strategies, business planning, business operation guidance, the appointment and dismissal of its directors and officers, the hiring and firing employees, its daily operation of the Business, and its financial and budgeting system.

4.
IMJM Construction together with the Shareholders of IMJM Construction hereby jointly and severally agree that and the Shareholders of IMJM Construction shall appoint the person recommended by Global Rise as the directors of IMJM Construction, and IMJM Construction shall appoint Global Rise’s senior managers as IMJM Construction’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers resigns or is dismissed by Global Rise, he or she shall no longer be qualified to take any position as an officer or director of IMJM Construction and IMJM Construction shall appoint other senior officers of Global Rise recommended by Global Rise to take such position. The person recommended by Global Rise in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.
IMJM Construction together with the Shareholders of IMJM Construction, hereby jointly and severally agree and confirm that IMJM Construction shall seek a guarantee from Global Rise prior to any attempt to obtain such guarantee from another party, if IMJM Construction needs any guarantee for the performance of any contract, loan or financing transaction. In such case, Global Rise shall have the right but not the obligation to provide the appropriate guarantee to IMJM Construction at its own discretion. If Global Rise decides not to provide such guarantee, Global Rise shall issue a written notice to IMJM Construction as soon as practicable and IMJM Construction may seek a guarantee from other third party.

6.
In the event that any of the agreements between Global Rise and IMJM Construction terminate or expire, Global Rise shall have the right but not the obligation to terminate all agreements between Global Rise and IMJM Construction including but not limited to the Services Agreement.

7.
Any amendment and supplement of this Agreement shall be made in writing, signed by all parties and shall be subject to the prior unanimous consent of the members of the board of directors of Speedhaul. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.
If any clause hereof is judged as invalid or non-enforceable according to applicable laws, such clause shall be deemed invalid only with respect to the affected clauses, and without affecting other clauses hereof in any way.

9.
IMJM Construction shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Global Rise. IMJM Construction hereby agrees that Global Rise may assign its rights and obligations under this Agreement at its discretion and such transfer shall only be subject to (a) unanimous consent of the Board of Directors of Speedhaul, and (b) a written notice sent to IMJM Construction by Global Rise, and no any further consent from IMJM Construction will be required.   Notwithstanding the foregoing, Global Rise may assign its rights and obligations under this Agreement to a wholly-owned foreign entity (“WOFE”) in the PRC that is a wholly-owned subsidiary of Global Rise, provided that such WOFE becomes a party to this Agreement.

10.
All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent (except the written consent of the Shareholders of IMJM Construction shall not be required) from other parties except under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive termination of this Agreement.

11.	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.
The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation.  In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC.  The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese.  Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.
Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.
The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties.  This Agreement may be extended only upon Global Rise’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation.  During the aforesaid term, if Global Rise or IMJM Construction is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.
This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein.  During the valid term of this Agreement, this Agreement may not be terminated by IMJM Construction.  Notwithstanding the above stipulation, and upon unanimous consent of the Board of Directors of Speedhaul, Global Rise shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to IMJM Construction.

17.
This Agreement has been executed in duplicate originals, each Party has received one (1) duplicate original, and all originals shall be equally valid. This Agreement has both an English version and a Chinese version. Both versions are equally authentic. Where a comparison of the authentic texts of both versions of this Agreement renders a difference in meaning, the meaning which best reconciles the texts, having regard to the object and purpose of this Agreement shall be adopted.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF each party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

SPEEDHAUL:                                           Speedhaul Holdings, Inc.
          By: /s/ Andrew Norins____________________
        Andrew Norins, Chief Executive Officer

GOLD HORSE:                                       Gold Horse International, Inc.
           By: /s/ Liankuan Yang____________________
        Liankuan Yang, Chief Executive Officer

GLOBAL RISE:                                       Global Rise International Limited
           By: /s/ Liankuan Yang____________________
        Liankuan Yang, Chief Executive Officer

IMJM CONSTRUCTION:                      Inner Mongolia Jin Ma Construction Company Limited
          By: /s/ Liankuan Yang_____________________
        Liankuan Yang, Chief Executive Officer

SIGNATURE PAGE FOR SHAREHOLDERS OF IMJM CONSTRUCTION

SHAREHOLDERS OF IMJM CONSTRUCTION:
/s/ Yang Liankuan__________________
By: Yang Liankuan
(PRC ID Card No.: 150103570713017)
Shares of IMJM Construction owned by Yang Liangkuan: 70%

/s/ Ma Runlan______________________
By: Ma Runlan
(PRC ID Card No.: 150103600421102)
Shares of IMJM Construction owned by Ma Runlan: 15%.

/s/ Yang Yang______________________
By: Yang Yang
(PRC ID Card No.: 150103820724052)
Shares of IMJM Construction owned by Yang Yang: 15%